Exhibit 10.5

Advertisement in Movie Agreement
Signed by both parties (A & B) on 2007-10-25

A: QXS Enterprise Image Planning Ltd.
B: Media Group International Limited

Party A wants to expand its marketing & sales. Party B is an Advertisement Agency. This agreement is agreed by both parties A & B.

Agreement Content

QXS agrees to let MGI doing the advertisement in movie. In three months, MGI needs to put QXS’s advertisement in at least one movie.

Agreement and Payment method

1.	Total is USD $ 300,000.00
2.	QXS needs to pay 10% of the total to MGI which is USD 30,000.00 in 7 days as the deposit.
3.
QXS needs to pay 40% of the total to MGI which is USD 120,000.00 within 4 days after movie has been played in theater. QXS needs to pay 50% of the total to MGI which is USD 150,000.00 within 30 days after movie has no longer available in theater

QXS responsibilities and obligations

1.	QXS needs to provide the products’ information, LOGO, and any other related plans to MGI within certain days in order to get rid of possible delay.
2.
QXS guaranteed that everything provided to MGI are true, accurate, legal, and not in any copyrights problem. Any arguments caused by above situations, QXS needs to take responsibilities and pay indemnity to MGI.

3.	QXS needs to pay any required expenses immediately

MGI responsibilities and obligations

1.	MGI needs to guarantee the advertisement in movie within the agreement term.
2.	MGI only demonstrates the advertisements agreed by QXS
3.	If the advertisement provided by QXS is not legal, MGI has the rights to refuse publication.

Business Confidential Info

1.	Both parties should not release any information on the agreement to a third-party.
2.	Any required information not included in this agreement needs to agreed by both parties, otherwise it is illegal

Penalties

1.	QXS and MGI need to guarantee the business process and do its own jobs.
2.	One of the parties need to responsible on penalties if not doing its own jobs.

Agreement Term and Termination Date

1.	This agreement will be activated for three months, starts from signed date.
2.	If one of the parties is not doing its own jobs after 7 days received the notice, the other party has the rights to terminate the agreement.
3.	If this agreement were terminated within three months, the responsibilities and obligations are still effective on whatever happened before termination date.

Arguments Methods

If any parties have problems with this agreement, it supposes to be solved in a reasonable condition. Otherwise, any parties have the rights to have courts solving the problems.

Others

This agreement has two copies held by each party, both copies are effective in the court.